(1)   This statement is being filed by The Goldman Sachs Group, Inc. (“GS Group”), Goldman, Sachs & Co. (“Goldman Sachs”), GSCP V Advisors, L.L.C. (“GSCP V Advisors”), GSCP V Offshore Advisors, L.L.C. (“GSCP V Offshore Advisors”), GS Advisors V, L.L.C. (“GS Advisors V”), Goldman, Sachs Management GP GmbH (“GS GmbH”), GSCP VI Advisors, L.L.C. (“GSCP VI Advisors”), GSCP VI Offshore Advisors, L.L.C. (“GSCP VI Offshore Advisors”), GS Advisors VI, L.L.C. (“GS Advisors VI”), GS Capital Partners V Fund, L.P. (“GS Capital V”), GS Capital Partners V GmbH & Co. KG (“GS Germany V”), GS Capital Partners V Institutional, L.P. (“GS V Institutional”) (continued in footnote 2).

(2)   GS Capital Partners V Offshore Fund, L.P. (“GS V Offshore”), GS Capital Partners VI Fund, L.P. (“GS Capital VI”), GS Capital Partners VI GmbH & Co. KG (“GS Germany VI”), GS Capital Partners VI Offshore Fund, L.P. (“GS VI Offshore”), GS Capital Partners VI Parallel, L.P. (“GS VI Parallel” and, together with GS Capital V, GS Germany V, GS V Institutional, GS V Offshore, GS Capital VI, GS Germany VI and GS VI Offshore, the “Funds”) and PVF Holdings LLC (“PVF”) (GS Group, Goldman Sachs, GSCP V Advisors, GSCP V Offshore Advisors, GS Advisors V, GS GmbH, GSCP VI Advisors, GSCP VI Offshore Advisors, GS Advisors VI, the Funds and PVF, collectively, the “Reporting Persons”).

(3)   Due to the electronic system’s limitation of 10 Reporting Persons per joint filing, this statement is being filed in duplicate.

(4)   The 78,532,208 shares of common stock, par value $0.01 per share (“Common Stock”), of MRC Global Inc. (the “Company”) reported herein are beneficially owned directly by PVF. The Funds are members of PVF and own common units of PVF.  At this time, the Funds’ common units of PVF correspond to 47,853,611 shares of Common Stock.  The common units of PVF that correspond to the balance of Common Stock owned directly by PVF are held by former shareholders of the Company’s predecessor companies, including McJunkin Corporation, Red Man Pipe & Supply Co., and Transmark Fcx Group B.V., as well as certain employees, officers and directors of the Company.

(5)   Goldman Sachs and GS Group may be deemed to beneficially own indirectly, in the aggregate, all of the Common Stock owned directly by PVF through the Funds because (i) affiliates of Goldman Sachs and GS Group are the general partner, managing general partner, managing partner, managing member or member of the Funds and (ii) the Funds control PVF and have the power to vote or dispose of the Common Stock owned by PVF. Goldman Sachs is a wholly-owned subsidiary of GS Group. Goldman Sachs is the investment manager of certain of the Funds.

(6)   GS Capital V and its general partner, GSCP V Advisors, may be deemed to beneficially own indirectly 13,469,906 shares of Common Stock. GS V Offshore and its general partner, GSCP V Offshore Advisors, may be deemed to beneficially own indirectly 6,957,990 shares of Common Stock. GS V Institutional and its general partner, GS Advisors V, may be deemed to beneficially own indirectly 4,619,014 shares of Common Stock. GS Germany V and its general partner, GS GmbH, may be deemed to beneficially own indirectly 534,035 shares of Common Stock. GS Capital VI and its general partner, GSCP VI Advisors, may be deemed to beneficially own indirectly 10,396,674 shares of Common Stock (continued in footnote 7).

(7)  GS VI Offshore and its general partner, GSCP VI Offshore Advisors, may be deemed to beneficially own indirectly 8,647,587 shares of Common Stock. GS VI Parallel and its general partner, GS Advisors VI, may be deemed to beneficially own indirectly 2,858,907 shares of Common Stock. GS Germany VI and its general partner, GS GmbH, may be deemed to beneficially own indirectly 369,498 shares of Common Stock.

(8)   The Reporting Persons disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein, if any, and this report shall not be deemed an admission that any such Reporting Person is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

(9)  GS Group may be deemed to beneficially own, in the aggregate, 35,958 options, consisting of 11,986 options granted to each of Christopher A.S. Crampton, Henry Cornell and John F. Daly in their capacity as directors of the Company pursuant to the MRC Global Inc. 2011 Omnibus Incentive Plan.   Messrs. Cornell and Daly, each a managing director of Goldman Sachs, and Mr. Crampton, a vice president of Goldman Sachs, each has an understanding with GS Group pursuant to which he holds such securities for the benefit of GS Group.